Exhibit 99(a)
Windstream reports record broadband,
digital TV growth in first quarter
Release date: May 10, 2007
LITTLE ROCK, Ark. — Windstream Corporation (NYSE: WIN) produced record broadband and digital TV customer growth in the first quarter ending March 31, 2007.
Windstream added approximately 59,000 net broadband customers and approximately 35,000 net digital TV customers in the first quarter. Both are quarterly records. The company has more than 715,000 total broadband customers and more than 122,000 total digital TV customers through an agreement with EchoStar Communications Corporation to offer DISH Network satellite TV service to Windstream customers.
“Our company is off to a great start for 2007 with solid execution by our team during the quarter selling broadband and digital TV, two of our most important service offerings,” said Jeff Gardner, President and CEO. “With our singular focus on this business, Windstream is well positioned to continue delivering solid results and strong and sustainable cash flows.”
Windstream achieved diluted earnings per share under Generally Accepted Accounting Principles (GAAP) of 21 cents. The GAAP results included a non-cash charge of $5.3 million for the early retirement of debt issuance costs, $4.8 million in restructuring and transaction expenses, and the results for the company’s directory publishing business.
Among the highlights for the first quarter on a GAAP basis:
•	Revenues were $784 million, an 11 percent increase from a year ago.
•	Operating income was $270 million, a 55 percent increase year-over-year.
•	Net income was $100 million, an 11 percent decline from a year ago.
•	Cash and short-term investments were $398 million at the end of the quarter.
Among the pro forma highlights for the first quarter from current businesses, excluding $4.8 million in restructuring and transaction expenses and results for the company’s directory publishing business:
•	Revenues were $761 million, a 2 percent increase year-over-year.

•	Operating income before depreciation and amortization was $394 million, a 2 percent decrease from a year ago.
•	Average revenue per customer per month was $76.60, a 6 percent increase from a year ago.
•	Windstream added approximately 59,000 broadband customers, bringing its total broadband customer base to more than 715,000 — an increase of 42 percent year-over-year.
•	The company added approximately 35,000 digital TV customers, bringing its total digital TV customer base to more than 122,000 — an increase of 320 percent year-over-year.
•	Total access lines declined approximately 29,000 or 4.5 percent year-over-year to 3.21 million.
Windstream also announced it expects to substantially complete in the third quarter the split-off of its directory publishing business in a tax-free transaction to Welsh, Carson, Anderson & Stowe, a private equity investment firm. The transaction was originally announced on Dec. 12, 2006.
Windstream was formed July 17, 2006, through the spinoff from Alltel and merger with VALOR Communications Group, Inc.
Windstream’s GAAP results reflect the Alltel wireline business for the entire year of 2006 through the first quarter of 2007 and the VALOR business starting July 17, 2006. Pro forma results from current businesses are non-GAAP financial measures that include results from VALOR’s business for periods prior to the merger, and excludes various non-recurring items related to the transaction, the discontinuance of Statement of Financial Accounting Standards No. 71 and the split-off of the company’s directory publishing business.
Conference call
Windstream will hold a conference call at 7:30 a.m. CDT today to discuss the company’s first-quarter earnings results.
To access the call:
Interested parties can access the call by dialing 1-866-700-0161, passcode 30462041, five minutes prior to the start time.
The international dial-in number is 1-617-213-8832, passcode 30462041.

To access the call replay:
A replay of the call will be available beginning at 9:30 a.m. CDT today and ending at midnight CDT on May 17. The replay can be accessed by dialing 1-888-286-8010, passcode 35266865.
The international dial-in number for the replay is 1-617-801-6888, passcode 35266865.
Web cast information:
The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the Web cast will be available on the Web site beginning at 9:30 a.m. CDT today.
About Windstream
Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.2 billion in annual revenues. For more information, visit www.windstream.com.
Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of the publishing business; failure to realize expected benefits as a result of the transactions described above; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the effects of work stoppages; the effects of litigation, including any litigation with respect to the above-referenced transactions; and the effects of federal and state legislation, rules and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.
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Media Relations Contact:
David Avery, 501-748-5876
david.avery@windstream.com
Investor Relations Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com
Rob Clancy, 501-748-5550
rob.clancy@windstream.com

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1
(In millions, except per share amounts)

	THREE MONTHS ENDED
			Increase
	March 31,	March 31,	(Decrease)
	2007	2006	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$717.9	$604.7	$113.2	19
Product sales	65.8	98.3	(32.5)	(33)

Total revenues and sales	783.7	703.0	80.7	11

Costs and expenses:
Cost of services	235.6	192.4	43.2	22
Cost of products sold	45.5	84.3	(38.8)	(46)
Selling, general, administrative and other	103.1	80.1	23.0	29
Depreciation and amortization	125.1	102.6	22.5	22
Royalty expense to Alltel	—	67.2	(67.2)	(100)
Restructuring and other charges	4.8	2.5	2.3	92

Total costs and expenses	514.1	529.1	(15.0)	(3)

Operating income	269.6	173.9	95.7	55

Other income, net	5.2	1.2	4.0	333
Intercompany interest income from Alltel	—	13.9	(13.9)	(100)
Interest expense	(114.7)	(3.9)	(110.8)	(2,841)

Income before income taxes	160.1	185.1	(25.0)	(14)
Income taxes	60.2	72.3	(12.1)	(17)

Net income	$99.9	$112.8	$(12.9)	(11)

Weighted average common shares:
Basic	473.5	402.9	70.6	18
Diluted	474.6	402.9	71.7	18

Earnings per share:
Basic	$.21	$.28	$(.07)	(25)
Diluted	$.21	$.28	$(.07)	(25)

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (A)
Revenues and sales	$760.8	$746.6	$14.2	2
Operating income before depreciation and amortization (OIBDA)	$394.2	$401.7	$(7.5)	(2)

(A)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the spin-off of the Alltel Corporation (“Alltel”) wireline division and merger of that business with Valor Communications Group, Inc. (“Valor”), the discontinuance of the application of Statement of Financial Accounting Standard (“SFAS”) No. 71 and the split off of the directory publishing business. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
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WINDSTREAM CORPORATION
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2
(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED
			Increase
	March 31,	March 31,	(Decrease)
	2007	2006	Amount	%
UNDER GAAP
Wireline:
Revenues and sales	$750.4	$622.9	$127.5	20
Access lines	3,214.3	2,862.5	351.8	12
Net access line losses
Internal	(28.6)	(23.1)	(5.5)	(24)
Acquired	—	—	—	—

Net access line losses	(28.6)	(23.1)	(5.5)	(24)

Average access lines	3,226.3	2,872.7	353.6	12
Broadband customers	715.4	441.5	273.9	62
Net broadband additions
Internal	59.2	43.8	15.4	35
Acquired	—	—	—	—

Net broadband additions	59.2	43.8	15.4	35

Average revenue per customer per month (A)	$77.53	$72.28	$5.25	7
Digital satellite television customers	122.3	20.7	101.6	491
Net digital satellite television additions
Internal	34.6	11.5	23.1	201
Acquired	—	—	—	—

Net digital satellite television additions	34.6	11.5	23.1	201

Long distance customers	1,981.5	1,750.6	230.9	13
Net long distance customer losses
Internal	(9.4)	(0.1)	(9.3)
Acquired	—	—	—

Net long distance customer losses	(9.4)	(0.1)	(9.3)

Consolidated:
Capital expenditures	$80.0	$62.2	$17.8	29

FROM PRO FORMA RESULTS (B)
Wireline:
Revenues and sales	$741.4	$735.5	$5.9	1
Access lines	3,214.3	3,366.1	(151.8)	(5)
Net access line losses	(28.6)	(24.9)	(3.7)	(15)
Average access lines	3,226.3	3,376.9	(150.6)	(4)
Broadband customers	715.4	502.4	213.0	42
Net broadband additions	59.2	52.0	7.2	14
Average revenue per customer per month (A)	$76.60	$72.60	$4.00	6
Digital satellite television customers	122.3	29.1	93.2	320
Long distance customers	1,981.5	1,987.6	(6.1)	—

Consolidated:
Capital expenditures	$80.0	$73.9	$6.1	8

(A)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.

(B)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the spin-off of the Alltel wireline division and merger of that business with Valor, the discontinuance of the application of SFAS No. 71 and the split off of the directory publishing business. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
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WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3
(In millions)

	March 31,	December 31,
ASSETS	2007	2006
CURRENT ASSETS:
Cash and short-term investments	$397.6	$386.8

Accounts receivable (less allowance for doubtful accounts of $10.1 and $10.4, respectively)	312.8	337.2
Inventories	37.0	43.5
Prepaid expenses and other	35.4	29.2
Assets held for sale	66.4	80.0

Total current assets	849.2	876.7

Investments	7.6	7.7
Goodwill	1,965.0	1,965.0
Other intangibles	1,088.8	1,100.4

PROPERTY, PLANT AND EQUIPMENT:
Gross property, plant and equipment	8,808.6	8,724.4
Less accumulated depreciation	4,891.3	4,784.6

Net property, plant and equipment	3,917.3	3,939.8

Other assets	133.3	141.1

TOTAL ASSETS	$7,961.2	$8,030.7

	March 31,	December 31,
LIABILITIES AND SHAREHOLDERS’ EQUITY	2007	2006
CURRENT LIABILITIES:
Current maturities of long-term debt	$39.5	$32.2
Accounts payable	169.9	169.5
Advance payments and customer deposits	92.3	82.8
Accrued taxes	70.5	31.9
Accrued dividends	119.3	119.2
Accrued interest	64.3	148.2
Other current liabilities	52.6	68.4
Liabilities related to assets held for sale	24.4	32.4

Total current liabilities	632.8	684.6

Long-term debt	5,449.1	5,456.2
Deferred income taxes	987.5	990.8
Other liabilities	431.7	429.3

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	558.2	550.5
Accumulated other comprehensive income (loss)	(148.9)	(150.8)
Retained earnings	50.8	70.1

Total shareholders’ equity	460.1	469.8

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,961.2	$8,030.7

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WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4
(In millions)

	THREE MONTHS ENDED
	March 31,	March 31,
	2007	2006
Cash Provided from Operations:
Net income	$99.9	$112.8
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	125.1	102.6
Provision for doubtful accounts	3.7	5.0
Stock-based compensation expense	3.8	1.1
Deferred taxes	(5.7)	4.0
Other, net	15.8	—
Changes in operating assets and liabilities:
Accounts receivable	16.8	3.1
Accrued interest	(83.9)	3.7
Accrued taxes	38.6	36.6
Other liabilities	5.3	12.1
Other, net	(4.1)	5.7

Net cash provided from operations	215.3	286.7

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(80.0)	(62.2)
Other, net	(4.4)	(1.7)

Net cash used in investing activities	(84.4)	(63.9)

Cash Flows from Financing Activities:
Dividends paid on common shares	(119.1)	—
Dividends paid to Alltel prior to spin-off	—	(65.7)
Repayment of borrowings	(500.1)	(0.1)
Debt issued, net of issuance costs	499.1	—
Changes in advances to Alltel prior to spin-off	—	(159.0)

Net cash used in financing activities	(120.1)	(224.8)

Increase (decrease) in cash and short-term investments	10.8	(2.0)

Cash and Short-Term Investments:
Beginning of the period	386.8	11.9

End of the period	$397.6	$9.9

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WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5
(In millions)

			THREE MONTHS ENDED
			March 31,	March 31,
			2007	2006

Consolidated revenues and sales under GAAP			$783.7	$703.0

Pro forma adjustments:
Valor revenues and sales prior to merger	(A	)	—	125.6
Elimination of billings to Valor	(B	)	—	(4.0)
Discontinuance of SFAS No. 71	(C	)	—	(50.5)
Directory publishing revenues	(D	)	(22.9)	(27.5)

Consolidated pro forma revenues and sales from current businesses			$760.8	$746.6

Wireline revenues and sales under GAAP			$750.4	$622.9

Pro forma adjustments:
Valor revenues and sales prior to merger	(A	)	—	125.6
Discontinuance of SFAS No. 71	(C	)	—	(4.0)
Directory publishing revenues	(D	)	(9.0)	(9.0)

Wireline pro forma revenues and sales from current businesses			$741.4	$735.5

Operating income under GAAP			$269.6	$173.9

Pro forma adjustments:
Valor operating income prior to the merger	(A	)	—	44.3
Customer list amortization	(E	)	—	(11.0)
Discontinuance of SFAS No. 71	(C	)	—	(1.9)
Restructuring and other charges	(F	)	4.8	2.5
Royalty expense to Alltel	(G	)	—	67.1
Operating income adjustment for split off of directory publishing Wireline	(D	)	(6.9)	(7.0)
Other	(D	)	2.0	1.1

Adjusted operating income			269.5	269.0

Depreciation and amortization	(H	)	125.1	133.1
Depreciation and amortization adjustment for split off of directory publishing	(D	)	(0.4)	(0.4)

Pro forma OIBDA from current businesses			$394.2	$401.7

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WINDSTREAM CORPORATION
NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6
On July 17, 2006, Windstream Corporation was formed through the spin-off of Alltel Corporation’s (“Alltel”) wireline telecommunications business to its stockholders, and the subsequent merger of that wireline business with Valor Communications Group, Inc. (“Valor”). As disclosed in the Windstream Form 8-K filed on May 10, 2007, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from Valor’s businesses for periods prior to the merger, and excludes various non-recurring items related to the transaction, to the discontinuation of SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation” and to the split off of its directory publishing business in what Windstream expects to be a tax-free transaction with entities affiliated with Welsh, Carson, Anderson and Stowe (“WCAS”), a private equity investment firm. Windstream’s purpose for including the results of Valor’s businesses, and excluding non-recurring items and the results of the directory publishing business, is to improve the comparability of results of operations for the first quarter of 2006 to the results of operations for the first quarter of 2007. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from the pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the Company’s operations. For these reasons, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.
On December 12, 2006, Windstream announced that it would split off its directory publishing business. In exchange for Windstream’s publishing business, WCAS will pay Windstream a special dividend, execute a debt-for-debt exchange and relinquish approximately 19.6 million shares in Windstream common stock.
(A)	To reflect operating results recognized by Valor prior to the merger as if the merger had closed on January 1, 2006.

(B)	To eliminate the intercompany revenues and related expenses associated with customer billing services provided by Alltel to Valor for periods prior to the merger.

(C)	These adjustments are related to the discontinuance of SFAS No. 71 during the third quarter 2006.

(D)	To reflect the split off the Company’s directory publishing business.

(E)	To recognize amortization for the acquired Valor customer list.

(F)	The company incurred $3.2 million in severance and employee related costs during the first quarter of 2007, primarily related to the continuation of a planned workforce reduction announced during the fourth quarter of 2006. The Company also incurred $1.6 million in accounting and legal fees and other expenses related to the anticipated sale of its directory publishing business. For the three months ended March 31, 2006, the Company incurred $2.5 million in fees related to consulting and advisory services on the spin-off from Alltel.

(G)	Royalty expense charged by Alltel to the Company for the use of the Alltel brand name was eliminated due to the spin-off of the wireline telecommunications business from Alltel and the cessation of the charges.

(H)	Includes depreciation and amortization expense under GAAP, Valor depreciation expense incurred prior to the merger and other pro forma adjustments to depreciation and amortization expense.
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